CREDIT AGREEMENT

                             Dated as of May 20,2005

                                      among

                      EBS OIL AND GAS PARTNERS PRODUCTION CO., L.P.
                                  as Borrower,

                       EBS OIL AND GAS PARTNERS PRODUCTION GP, LLC
                                       and
                      EBS OIL AND GAS PARTNERS OPERATING CO., L.P.,
                                  as Guarantors

                                       and

                              PETRO CAPITAL II, LP,
                      as Administrative Agent and a Lender

                                       and

                       the other parties hereto as Lenders

                                    TABLE OF
                                    CONTENTS


    ARTICLE I. DEFINITIONS...................................................................................1
   1.01   Certain Defined Terms..............................................................................1
   1.02   Other Interpretive Provisions......................................................................8
   1.03   Accounting Principles..............................................................................9
    ARTICLE II. THE CREDIT...................................................................................9
   2.01   Amounts and Terms of the Commitment................................................................9
   2.02   Prepayment.........................................................................................9
   2.03   Repayment..........................................................................................9
   2.04   Fees..............................................................................................10
   2.05   Computation of Fees and Interest..................................................................10
   2.06   Payments by Borrower..............................................................................10
   2.07   Interest Recapture................................................................................10
   2.08   Taxes$............................................................................................11
   2.09   Sharing of Payments, Etc..........................................................................11
     ARTICLE III SECURlTY...................................................................................12
   3.01   The Security..................................................:...................................12
   3.02   Agreement to Deliver Security Documents.............................:.............................12
   3.03   Perfection and Protection of Security Interests and Liens.........................................12
   3.04   Offset............................................................................................13
   3.05   Production Proceeds...............................................................................13
     ARTICLE IV. CONDITIONS PRECEDENT.......................................................................14
   4.01   Conditions of Initial Loan........................................................................14
     ARTICLE V. REPRESENTATIONS AND WARRANTIES..............................................................15
   5.01   Corporate Existence and Power.....................................................................15
   5.02   Corporate Authorization; No Contravention.........................................................15
   5.03   Governmental Authorization................................................................:.......16
   5.04   Binding Effect....................................................................................16
   5.05   Financial Condition...............................................................................16
   5.06   Litigation........................................................................................16
   5.07   No Default........................................................................................16
   5.08   ERISA.............................................................................................16
   5.09   Margin Regulations................................................................................16
   5.10   Title to Properties...............................................................................16
   5.11   Oil and Gas Reserves..............................................................................17
   5.12   Initial Reserve Report............................................................................17
   5.13   Gas Imbalances....................................................................................17
   5.14   Taxes.............................................................................................17
   5.15   Environmental Matters.............................................................................17
   5.16   Regulated Entities................................................................................18
   5.17   No Burdensome Restrictions........................................................................18
   5.18   Solvency..........................................................................................18
   5.19   Subsidiaries/Investments/Ownership................................................................18
   5.20   Insurance.........................................................................................18
   5.21   Full Disclosure...................................................................................18
ARTICLE VI. AFFIRMATIVE COVENANTS...........................................................................18
   6.01   Financial Statements..............................................................................18
   6.02   Certificates Other Production and Reserve Information.............................................19
   6.03   Notices...........................................................................................20
   6.04   Preservation of Corporate Existence, Etc..........................................................20
   6.05   Maintenance of Property...........................................................................20
   6.06   Insurance. .......................................................................................20
   6.07   Payment of Obligations............................................................................20
   6.08   Compliance with Laws..............................................................................21


   6.09   Maintenance of Books and Records..................................................................21
   6.10   Environmental Laws..................................:.............................................21
   6.11   Use of Proceeds. .................................................................................21
   6.12   Further Assurances. .........................................:....................................21
   6.13   Guarantees..........:.............................................................................21
   6.14   Security Documents................................................................................21
       ARTICLE VII. NEGATIVE COVENANTS......................................................................21
   7.0 I  Limitation on Liens............................................................:..................22
   7.02   Disposition of Assets.............................................................................22
   7.03   Consolidations and Mergers........................................................................23
   7.04   Loans and Investments.............................................................................23
   7.05   Limitation on Indebtedness........................................................................23
   7.06   EBI1DA to Interest Expense...............:...,....;...............................................24
   7.07   Transactions with Affiliates.................................................................:... 24
   7.08   Margin Stock......................................................................................24
   7.09   Contingent Obligations..................,...............................~.........................24
   7.10   Restricted Payments...............................................................................24
   7.11   Change in Business, Organization Documents, Name and Address......................................24
   7.12   Accounting Changes................................................................................24
   7.13   Restrictions of Pledges.................................:..........,..............................24
ARTICLE VIII. EVENTS OF DEFAULT.............................................................................25
   8.01   Event of Default..................................................................................25
   8.02   Remedies....................................... ..................................................26
   8.03   Set-off. .........................................................................................27
   8.04   Payments Set Aside...............................................................................'27
   8.05   Subordination of the Loan Party Liens.............................................................27
   8.06   Rights Not Exclusive..............................................................................28
ARTICLE IX. ADMINISTRATIVE AGENT............................................................................28
   9.01   Appointment and Authorization.....................................................................28
   9.02   Delegation of Duties..............................................................................28
   9.03   Liability of Administrative Agent.................................................................28
   9.04   Reliance by Administrative Agent..................................................................28
   9.05   Notice of Default.................................................................................29
   9.06   Credit Decisions.............................................:.:..................................29
   9.07   Indemnification...................................................................................30
   9.08   Administrative Agent in Individual Capacity.......................................................30
   9.09   Successor Administrative Agent.................................................~..................30
ARTICLE X. MISCELLANEOUS.........................................................................:..........31
   10.01  Amendments and Waivers........................:...................................................31
   10.02  Notices...........................................................................................31
   10.03  No Waiver; Cumulative Remedies....................................................................32
   10.04  Costs and Expenses................................................................................32
   10.05  Indemnity.........................................................................................32
   10.06  Environmental Indemnification.....................................................................32
   10.07  Successors and Assigns............................................................................33
   10.08  Interest..................................................................................:.......33
   10.09  Counterparts and Facsimile Signatures.............................................................34
   10.10  Severability......................................................................................34
   10.11  No Third Parties Benefited........................................................................34
   10.12  USA PATRIOT Act Notice............................................................................34
   10.13  Governing Law.....................................................................................34
   10.14  Submission To Jurisdiction........................................................................35
   10.15  Waiver of Jury Trial..............................................................................35
   10.16  Entire Agreement..................................................................................35
   10.17  NO ORAL AGREEMENTS................................................................................36


  APPENDIX

  APPENDIX I    Specific Terms, Fees and Conditions

SCHEDULES

  SCHEDULE I    Security Documents

  EXHIBITS

 Exhibit A      Form of Promissory Note
 Exhibit B      Form of Letters in Lieu

                                CREDIT AGREEMENT

            This CREDIT AGREEMMENT, dated as of May 20, 2005, is entered into among EBS OIL AND GAS PARTNERS PRODUCTION CO., L.P., a Texas limited partnership ("Borrower"), EBS OIL AND GAS PARTNERS PRODUCTION GP, LLC, a Texas limited partnership ("EBS GP'), EBS OIL AND GAS PARTNERS OPERATING CO., L.P., a Texas limited partnership ("EBS Op Co" and EBS Op Co and EBS GP are each a "Guarantor' and collectively, "Guarantors"), and PETRO CAPITAL II, L.P., a Texas limited partnership ("PC II"), as administrative agent for the Lenders ("Administrative Agent') and the other Persons parties hereto as lenders (collectively "Lenders").

            In consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLEL
                                   DEFINlTIONS

         1.01    Certain Defined Terms.         In addition to the terms defined
   in the preamble of this Agreement, the fol1owing terms have the following meanings herein:

   "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corpo~tion which acquisition gives the acqUiring Person the power to direct or canse the direction of the management and policies of such Person, or (c) a merg~r or consolidation or any other combination with another Person provided that Borrower is the surviving entity.

   "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or
   otherwise.                                                          .

   "Agent-Related Person" as to Administrative Agent, means Administrative Agent, its Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of Administrative Agent and its Affiliates.

   "Agreemenf' means this Credit Agreement including all Appendices, Schedules and Exhibits attached hereto, as same may be amended in writing from time to time.

   "Assignee" has the meaning specified in Subsection 11.08(b).

   "Bankruptcy CotW' means the Federal Bankruptcy Reform Act of1978 (11 U.S.C. ss.101, et seq.).

   "Borrowing" means a borrowing hereunder consisting of Loans made to Borrower by Lenders under Article O.

   "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks located in the city of Administrative Agent's Payment Office are authorized or required by law to close.

   "Capital Lease" means, when used with respect to any Person, any lease in respect of which any of the obligations of such Person thereunder constitute Capitalized Lease Obligations.

  "Capitalized Lease Oblig(ltions" means, all obligations of such Person to pay rent or other amounts . under any lease of (or other aqangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

  "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United State~ Government or any agency thereof and backed by the full faith and credit of the United States having matuiities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000); and (c) commercial paper of an issuer rated at least A-I by S&P or P-l by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months.

  "Change of Control' means (a) a purchase or acquisition, directly or indirectly, by aoy "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "Group"), of beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of Borrower which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than twenty percent (20%) of the combined voting power of Borrower's securities which are entitled to vote generally in the election of direc;tors (or managers, in the case of a limited liability company) and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of twenty percent or more by value of the assets of Borrower taken as a whole; or (c) the liquidation or dissolution- of Borrower; or (d) the first day on which the Current Stakeholders cease to own directly or indirectly at least fifty percent (50.0%) of the voting power of Borrower's securities. As herein defined, "Current Stakeholder' means any individual Person with direct or beneficial ownership and entitled to vote generally in the election of directors (or managers, in the case of a limited liability company) of Borrower as of the date of this Agreement as listed on Appendix I hereto.

  "Closing" means the date on which all conditions precedent set forth in
  Section 4.01 are satisfied or waived by Administrative Agent and the Lenders.

  "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

  "Collateral' means all real and personal property of any kind owned by the Borrower, including aU Oil and Gas Properties now owned or hereafter acquired by the Borrower, which is subject to a Lien in favor of Collateral Agent for the benefit of Lenders or which under the terms of any Security Document is purported to be subject to such Lien.

 "Collateral Agent' means Petro Capital in its capacity as Collateral Agent.

 "Commitment' means Lenders' commitment to lend to Borrower under the Loan
  Commitment.

  "Contingent Obligation" means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, Jetter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obigor), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or fmancial condition of the primary obligor,
  (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property trom, or to obtain the services of, another Person if the relevant contract or other related doctunent or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof.

 "Contract Rate" has the meaning specified in Appendix I.

 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

   "Current Managemenf' means the current executive officers of Borrower or its general partner, in the case of a limited partnership as specified in Appendix I.

   "Default' means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

"Default Rate" has the meaning set forth in Subsection 2.05(b)(iii).

"Dollars", "dollars" and "$" each mean lawful money of the United States.

"EBITDA" means with respect to Borrower for any fiscal period, without duplication (i) Net Income plus (ii) depreciation, depletion, amortization and other non-cash items reducing Net Income plus (iii) Interest Expense plus (iv) income tax expense.

   "Effective Amount' means on any date, the aggregate outstanding principal amount of Loans after giving effect to any prepayments or repayments of Loans occurring on such date.

   "Environmental Claims" means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

   "Environmental Laws" means all material federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, requests, licenses, authorizations and permits of, 8nd agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.

"ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

   "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b),
(c), (m) or (0) of the Code.

   "ERISA Event' means (a) a Reportab(e Event with respect to a Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 400 1 (a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062( e) of ERlSA; ( c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate trom a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041
(b)
  of ERISA>> the treatment of a Plan amendment as a tennination under Section 4041(c) or 4041A of ERISA) or the commencement of proceedings by thePBGC to teIminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of. or the appointment of a trustee to administer) any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title N of ERISA. other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

"Event of Defaulf' means any of the events or circumstances specified in
 Section 8.01.

"Exchange Act' means the Securities and Exchange Act of 1934) and regulations promulgated thereunder.

"Existing Credit Agreement" means that certain Credit Agreement dated February 1) 2005) between . Borrower and Petro Capital IT. LP, as same may be amended, modified or restated from time to time.

    "FBB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

    "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financiill Accounting Standards Board.

    "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetaIy or regulatory authority) thereof, any entity exercising executive, legislative) judicial) regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise) by any of the foregoing.

    "Guaranty" means the guaranty of even date herewith executed by a Guarantor in favor of Administrative Agent and Lenders.

      "Hedge Agreements" means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetaIy or interest rate instruments.

    "Highest Lawful Rate" means) for each Lender) as of a particular date) the maximum nonusurious interest rate that under applicable federal and Texas law may then be contracted for, charged or received by Lenders in connection with
 the Obligations.        .                                        .

    "Hydrocarbon Interests" means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas Properties wherever located, mineral fee interests) overriding royalty and royalty interests. net profit interests. and production payment interests relating to oil, gas or other liquid or gaseous hydrocarbons wherever located, including any reserved or residual interest of whatever nature.

    "Indebtedness" of any Person means) without duplication. (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered. into in the ordinary course of business on ordinary terms); (c) all noncontingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds. debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property) assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as fmancing) in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, production payments) net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Operating Leases; (h) all indebtedness referred to in clauses

   (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
   by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses"(a) through" (g) above.

     "Indemnified Environmental Liabilities" has the meaning specified in
     Section 10.06.

  "Indemnified Liabilities" has the meaning specified in Section 10.05.

  "Indemnified Person" has the meaning specified in Section 10.05.

  "Independent Auditor" has the meaning specified inSubsection 6.01(a).

     "Initial Reserve Report" means the Reserve Report described in Section 4.01(c).

     "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar ammgement in resPect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Intercreditor Agreement' means that certaiIi Intercreditor and Collateral Agency Agreement of even date herewith between Borrower, Petro Capital as Lender under the Existing Credit Agreement, Administrative Agent under this Credit Agreement and Collateral Agent and the Lenders party hereto.

  "Interest Expense" means, with respect to Borrower and its Subsidiaries, for any fiscal period, the aggregate amount of all costs, fees and expenses paid by Borrower and its Subsidiaries in such fiscal period which are classified as interest expense on the combined financial statements of Borrower and its Subsidiaries, all as determined in conformity with GAAP.

    "Interest Payment Date" means the last Business Day of each calendar month.

     "Investor Rights Agreement" means that certain Investor Rights Agreement executed in connection with the Existing Credit Agreement between Borrower and Lenders dated February 1,2005, as amended, supplemented, restated or otherwise modified as of the date hereof.

    "IRS' means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

    "Lender's Payment Office" means the principal address for each Lender as set forth on Appendix I hereof or such other address as Lenders may from time to time specify.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement; encumbrance, Lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), any fmancing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

    "Loans" means an extension of credit by Lenders to Borrower under Section 2.01.

    "Loan Documents" means this Agreement, the Note, the Guarantees, the Investor Rights Agreement, the Security Documents and all other documents delivered to Lenders in connection herewith.

    "Margin Stock' means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

      "Material Adverse Effect' means (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties or fmancial condition of the Borrower; (b) a material impairment of the ability of Borrower to perfonn under any Loan Document; or ( c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

     "Maximum Loan Amount' means the amount set forth under Section 2.01, as such amount may be reduced nom time to time pursuant to Section 2.03.

     "Mortgages" means the Mortgages, Deeds of Trust, Assignments of Production, Security Agreements and Financing Statements trom the Borrower for the benefit of Lenders and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefor) which are executed and delivered to Administrative Agent pursuant to Article IV of this
   Agreement                   .

     "Mortgaged Properties" means such properties upon which the Borrower has purported to grant a Lien in favor of Administrative Agent for the benefit of the Lenders pursuant to the Mortgages.

     "Multiemployer Plan" means a "multiemployer plan," within the meaning of
  Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding seven (7) calendar years, has made, or been obligated to make, contributions.

     "Net Income' means, for any fiscal period, the net income (or net loss) of Borrower for such period detennined in accordance with GAAP consistently applied.

     "Note" means a promissory note specified in Section 2.01, substantially in the same form as Exhibit "A" issued by Borrower hereunder to each Lender including any amendment, modification, renewal or replacement of such promissory note, and "Notes" means each Note issued by Borrower hereunder to the Lenders.

    "Obligations" means the aggregate amount of all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document or owing by Borrower to any Lender, Administrative Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become, due, now existing or hereafter arising.

    "Oil and GaS" means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

    "0i1 and Gas Properties" means Hydrocarbon Interests now owned or hereafter acquired by the . Borrower and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and aU property, real or personal, now owned or hereafter acquired by the Borrower and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, buildings, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, tubing and rods, surface leases, rights of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and allof the foregoing owned directly or
indirectly by the Borrower.                                               .

  "Operating Lease" means an operating lease determined in accordance with GAAP.

    "Organization Documents" means, for any corporation: the articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of. directors (or any committee thereot) of such corporation; for any limited liability company: the articles of organization, the regulations or operating agreement, certificate of organization and all applicable resolutions of the members of such company; and for any limited partnership: the limited partnership agreement and all Organization Documents for its general partner as any of the foregoing have been amended or supplemented nom time to time.

    "Other Taxes" means any' present or future mortgage tax, stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise nom any payment made hereunder or nom the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents. "

   "PBGC' means the Pension Benefit Guaranty Corporation, or any Govenunental Authority succeeding to any of its principal functions under ERISA.

"Pension Plan" means a pension plan (as defmed in Section 3(2) of ERISA subject to Title IV of ERISA, other than a Multiemployer Plan, which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

   "Permitted Liens" has the meaning set forth in Section 7.01.

   "Person" means an individual, partnership, limited partnership, corponttion, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental
Authority. "

   "Plan" means an employee benefit plan (as defmed in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

   "Principal Business" means the business of the exploration for, and development, acquisition, production, gathering and upstream marketing of Oil and Gas.

   "Production Sales Contracts" mean those agreements now or hereafter executed in connection with the sale by Borrower of Oil and Gas attributable to the Oil and Gas Properties as" same may be amended from time to time. .

   "Pro-Rata Share" means, as to any Lender at any time, the percentage set forth opposite its name as its Pro-Rata Share on Appendix I hereto, as amended from time to time.

  "Regulation U" and "Regulation X' means Regulation U and Regulation X, respectively, of the FRB.

   "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regu~ation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

   "Reserve Report' means a report, acceptable to Lenders, covering proved developed, proved undeveloped and probable Oil and Gas reserves attributable to the Borrower's Oil and Gas Properties and setting forth (i) the total quantity of proved developed and proved undeveloped reserves (separately c1assified as producing, shut-in, behind pipe, and undeveloped), (ii) the estimated future net revenues and future Net Income and cumulative estimated future net revenues and future Net Income, (iii) the discounted present value of future Net Income, and
(iv) such other information and data with respect to the Oil and Gas Properties as Lenders may reasonably request

   "Responsible Officer" means the president of the Borrower or such other
         Person designated as a Responsible Officer by Borrower.

   "SEC' means the Securities and Exchange Commission.

   "Security Documents" means the Mortgage, collateral assignments, security agreements, pledges, assignments and related fmancing statements listed on
 Schedule I as same may be amended,
  supplemented or modified from time to time and any and all other instruments now or hereafter executed in connection with or as security for the payment of the Obligations.

    "Solvent' means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such, Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purPoses of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not l!-bout to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

    "Stated Maturity Date' means the date set forth on Appendix I stated to be the maturity date for the Notes.

    "Status Report' means a status report prepared periodically (as specified on Appendix I) by Borrower in form, scope and content acceptable to Lenders, setting forth as of such period then ended (i) detailed production data from the Mortgaged Properties by property, including, the volumes of Oil and Gas produced and saved, the volumes of Oil and Gas sold, gross revenue, "Net Income, related leasehold operating expenses, severance taxes, capital costs and any production imbalances incurred during such period (ii) all new Oil and Gas Properties acquired by the Borrower since the date of Borrower's last Status Report, (iii) the current list of purchasers of production including mailing address and the wells covered by such Production Sales Contracts, and
   (iv) such additional information with respect to any of the Borrower's Oil and Gas Properties as may be reasonably requested by Lenders.

    "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

    "Surety Instruments" means all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

    "Taxes' means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities' with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Lender's Net Income by the jurisdiction (or any political subdivision thereof) under the laws of which Lenders is organized or maintains a lending office.

   "Termination Date' means the earlier of (a) the Stated Maturity Date, or (b) the date on which the Loans are due and payable in accordance with the provisions of this Agreement.

   "United States" and "U.S." each means the United States of America. '

         1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words "hereof', "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentureS, notices and other writings, however evidenced. The tenn "including" is no~ limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." Unless otherwise expressly provided herein, (i) references to agreements (including'this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, .amending, replacing, supplementing or interpreting the statute or regulation. Tbe captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lenders and Borrower, and are the products of all parties. Accordingly, they shall not be construed against Borrower, or Lenders ~erely because of Lenders' involvement in the preparation thereof.


           1.03 Acconnting Principles.

                   (a) Unless the context otherwise clearly requires, all accounting terms not expressly defmed herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP~ consistently applied.

                   (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

                   (c) References herein to Borrower's financial statements or balance sheets shall mean, respectively, the consolidated fmancial statements or consolidated balance sheets of Borrower and its Subsidiaries, if any.


                                   ARTICLE II
                                   THE CREDIT

         2.01 Amounts and Terms of the Commitment. Subject to the terms and conditions herein each Lender hereby severally agrees to lend to Borrower their Pro-Rata Share of $3,500,000 (the "Maximum Loan Amount'), and at Closing each Lender shall fund to Borrower, at Borrower's direction, an amount equal to their Pro-Rata Share. The obligation of Borrower to repay the aggregate amount of such. Loans made by Lenders, together with interest accruing thereon, shall be evidenced by Notes made payable by Borrower to the order of such Lender. If Borrower pays or prepays any portion of the Loans und.er this Agreement, then such portion may not be reborrowed. The Loans shall bear interest at the rates provided for under Section 2.03 below. Lenders, at their sole discretion, shall have the option to extend the Stated Maturity Date for a period and upon such terms acceptable to Lenders; provided such right to extend shall not preclude Borrower's right to prepay the Obligations in accordance with Section 2.02 below. .

          2.02 Prepayment. Borrower may, at any time prepay the Obligations in full, but not in part, upon irrevocable .notice to Lenders of not less than five (5) Business Days. In the event the Obligations are paid prior to the Stated Maturity Date for any reason (whether voluntary or by acceleration), Borrower shall pay to Lenders the Yield Maintenance Premium in addition to all principal, accrued but unpaid interest and expenses under the Notes.


          2.03 Repayment.

                  (a) Principal. Borrower shall repay all outstanding principal under the Not~s on the Tennination Date plus all accrued but unpaid interest and oujstanding expenses hereunder or under the Loan Documents.

                    (b) Interest

                             (i) Principal outstanding under the Notes shall
            bear interest trom the applicable Borrowing Date at a rate per annum equal to the lesser of (a) the Contract Rate, or (b) the Highest Lawful Rate. .

                             (ii) Interest shall be paid in arrears on each
            Interest Payment Date and any accrued by unpaid interest shall be due and payable in full on the Termination Date.

                             (iii) Notwithstanding SubsectiOn 2.03(h)(i), while any Event of Default exists, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum equal to the Highest Lawful Rate, until paid, regardless whether payment is made before or after entry of a judgment (the
           <<Default Ratll').


           2.04 Fees.

                    (a) Commitment 'Fee. Borrower shall pay at Closipg to Lenders the fees in the amounts set forth on Appendix I hereto.

                    (b) Other Fees. Borrower shall pay such other fees at Closing as required under Section 4.01.

                    (c) Fees Fullv Earned. Borrower agrees that as of Closing all such fees and warrants as provided under this Section 2.04 shall be fully earned.

        2.05 Computation of Fees and Interest. All computations of interest for Loans and all other computations of fees shall be made on the basis' of actual days elapsed (including the first day but excluding the last day) but computed as if each month consisted of 30 days and each calendar year consisted of 360 days.

           2.06 Payments by Borrower.

                   (a) All payments to be made by Borrower shall be made to each Lender in an amount equal to such Lender's Pro-Rata Share of the total amount of any such payment, without set-off,. reCoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Administrative Agent for the account of the Lenders at Administrative Agent's address referred to in Section 10.02, and shall be made in dollars and in immediately available funds, no later than 11 :00 a.m. (Dallas, Texas time) on the date due. Any payment received by Administrative Agent later .than 11:00 a.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be..

          2.07 Interest Recapture. If the Contract Rate exceeds the Highest Lawful Rate, then the Contract Rate shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the interest rate thereon below the Highest Lawful Rate until the total amount of accrued interest equals the amount of interest that would have accrued if Contract Rate had always been in effect. If at the Termination Date the total interest paid or accrued is less than the interest that would have accrued if the Contract Rate had always been in effect, then, at that time and to the extent permitted by law, BOITower shall pay an amount equal to the difference between: (a) the lesser of the amount of interest that would have accrued if the Contract Rates had always been in effect and the amount of interest that would have accrued if the Highest Lawful Rate had always been in effect; and (b) the amount of interest actually paid or accrued on the Note.

      2.08 Taxes.

        (a) Any and all payme~ts by BOlTower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all Liabilities with respect thereto (hereinafter referred to as "Taxes"), excluding taxes imposed on Lenders' income, and ffanchise taxes imposed on Lenders, by the jurisdiction under the laws of which such Lender is organized or is or should be qualifIed to do business or any political subdivision thereof and, taxes imposed on such Lender's income, and ffancbise taxes imposed on Lenders by the jurisdiction of its principal lending office or any political subdivision thereof. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to Lenders, then (i) the sum payable shall be increased as may be necessary so that after making.
 . all required deductions (including deductions applicable to additional sums payable under this Section 2.8) Lenders receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, Borrower agrees to pay any Other Taxes which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter refelTed to as "Other Taxes").

                  (c) Borrower will indemnify Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.8) paid by Lenders or any Liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five
 (5) days from the date Lenders make written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to each Lender, at its address referred to in Section 9.4, the original or a certified copy of a receipt evidencing payment thereof.

                 ( e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of BOlTower contained in this Section 2.8 shall survive the termination of the commitments under this Agreement and the payment in full of the Obligation.

         2.09 Sharing of Payments, Etc. If any Lender shall obtain on account of the Obligations made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-oft, or otherwise) or receive any Collateral in respected thereof in excess of the amount such Lender was entitled to receive pursuant to the terms hereof, such Lender shall immediately
 (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment according to the teQ11S hereof; provided. however. that if all or an portion of such excess payment is thereafter recovered trom the purchasing Lender, such purchase shal~ to that extent, be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying

    Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. BOlTOwer agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2;09 and will in each case notify the Lenders following any such purchases or repayments.

                                     ARTICLE III
                                       SECURITY

             3.01 The Security, The Obligations will be secured by a Lien on all of the Borrower's Oil and Gas Properties now or hereafter acquired and such other Collateral described in Schedule I under the Security Documents.

            3.02 Agreement to Deliver Security Documents.

                     (a) Borrower agrees to deliver to Administrative Agent to further secure the Obligations whenever requested by Lenders in their sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements, letters in lieu of production, and 'other Security Documents in form and substance satisfactory to Lenders covering aU of Borrower's real and personal property of any kind, including all Oil and Gas Properties owned or acquired in the future, for the purpose of granting, confirming, and perfecting first and prior Liens or security interests subject to no other liens except as provided in the Intercreditor Agreement. .

                     (b) Borrower agrees to deliver, within thirty (30) days whenever requested by Lenders, favorable title opinions from legal counsel acceptable to Lenders or such other evidence of title satisfactory to Lenders with respect to Borrower's Oil and Gas Properties .designated by Lenders, based upon abstract or record examinations to dates acceptable to Lenders, (i) evidencing that Borrower has good and defensible title to such Properties an~ interests, free and clear of all Liens except Permitted
  . Liens, and (ii) confirming that such Properties and interests are subject to Liens granted under Security Documents securing the Obligations and such Security Documents constitute and create legal, v.alid and duly perfected rlI'S1: deed of trust or mortgage Liens in such Properties and interests and rust priority assignments of and security interests in the Oil and Gas attributable to such Oil and GaS Properties an9 interests and the proceeds thereof subject to no other liens except as provided in the Intercreditor Agreement.

            3.03 Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Administrative Agent any rmancing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, comfirming, or protecting any Liens or other rights in Collateral securing any Obligations. Borrower hereby authorizes
   Administrative Agent to file, in any applicable jurisdiction where Administrative Agent deems it necessary, a financing statement or statements, and at the request of Administrative Agent, Borrower will join Administrative
..  Agent in executing one or more rmancing statements pursuant to the applicable
   Uniform Commercial Code in form satisfactory to Administrative Agent, and will pay the cost of filing or recording such instrument, as a fmancing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement is deemed by Administrative Agent to be necessary or desirable.

            3.04 Offset. To secure the repayment of the Obligations, Borrower hereby grants Lenders a security interest, 'Lien, and right of offset, each of which shall be in addition to all other interests, Liens, and rights of Lenders at common law, under the Loan Documents or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Lenders from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any other credits and claims of Borrower at any time existing against Lenders. Upon the occurrence of any Event of Default, each Lender is hereby authorized to. for~close upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all ite~s hereinabove referred to against the Obligations then due and payable.

            3.05 Production Proceeds.

                     (a) Borrower shall provide to Administrative Agent undated letters, in the form of Exhibit "8' attached hereto, in blank to each purchaser of production, and disburser of proceeds of production from or attributable to Borrower's Mortgaged Properties, with the addressees left blank, authorizing arid directing the addressees to make future payments attributable to Borrower's share of production from the Mortgaged Properties directly to Administrative Agent excluding any po~ion of such proceeds in excess of the working interest and net revenue interest set forth on
    Schedule I to the extent such excess proceeds are attributable to third parties such as royalty owners and other working interest owners.

                     (b) - Borrower hereby designates Administrative Agent as its agent and attorney-infact, to act in its name, place, and stead for the purpose of completing and delivering any and all of the
, letters in lieu of transfer orders delivered by Borrower, as applicable, to Administrative Agent, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Borrower hereby ratifies and conf1l1I}.S all that Administrative Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of Administrative Agent in the Collateral, shall commence and be in full force and effect as of Closing and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding 011 unpaid or any Commitment exists. The powers conferred on Administrative Agent by this appointment are solely to protect the interests of the Lenders under the Loan Documents and shall not impose any duty upon Administrative Agent to exercise any such powers. ADMINISTRATIVE AGENT AND LENDERS SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS AND SHALL NOT BE RESPONSffiLE TO BORROWER OR ANY OTHER PERSON FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO SUCH POWERS, EXCEPT FOR ADMINISTRATIVE AGENT'S OR SUCH LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                    (c) Notwithstanding that, under Article HI of the Mortgages, Borrower has assigned to Administrative Agent all of the proceeds of production accruing to Borrower's share of production from the Mortgaged Properties cover~d thereby, until such time as an Event of Default shall have occurred and be continuing, Borrower shall be entitled to receive from the purchasers or disbursers of its production all such proceeds, subject however to the Liens created under the Mortgages. Upon the occurrence and during the continuance of an Event of Default, Lender may deliver to the addressees the letters-in-lieu described in Section 3.05 above and may exercise all rights and remedies granted under the

 Mortgages, including the right to obtain possession of all proceeds of runs then held by Borrower or to receive directly from the purchaser or disburser of production such proceeds of production

                  (d) In no case shall any failure, whether intentional or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, rescission or release of any of its rights under the Mortgages, nor shall any release of any.other proceeds of runs or of any rights of Administrative Ageilt to collect other proceeds of runs thereafter.

                                   ARTICLE IV.
                              CONDITIONS PRECEDENT

          4.01 Conditions of Initial Loan. The obligation of Lenders to make its initial Loan is subject to the condition that Administrative Agent shall have received on or before Closing all of the following, in form and substance satisfactory to Lenders: .

                  (a) Credit Agreement and Other Loan Documents. This Agreement, the Notes, the Investor Rights Agreement, each Guaranty, the Security Documents, and such other Loan Documents made a part hereof to be executed and delivered at Closing executed by each party thereto, and where appropriate, properly acknowledged and notarized;

      . (b) Secretary's Certificate. A certificate of the Secretary or Assistant Secretary of General Partner and each Guarantor, certifying as of the date on which Closing occurs: (i) resolutions of the board of directors or members of General Partner and each Guarantor, as applicable, authorizing the transactions contemplated hereby; (ii) the names and genuine signatures of the Responsible Officers of General Partner and each Guarantor, as. applicable, authorized to execute, deliver and perform, as applicable, this Agreement, the Security Documents, and all. other Loan Documents to be delivered h~reunder; (iii) the Organization Documents of Borrower and General Partner and each Guarantor, as in effect on the date on which Closing occurs; (iv) the good standing certificate for General Partner and each Guarantor from its state of incorporation, formation or organization, as applicable, evidencing its qualification to do business in such state as of a date no more than thirty
 (30) days prior to Closing; and (v) as applicable, certificate(s) of authority for Borrower and each Guarantor from foreign states wherein Borrower and each Guarantor conducts business, evidencing Borrower's qualification to do business in such state as of a date no more than thirty (30) days prior to Closing;

                  (c) Payment of Administrative Agent and Lenders' Fees. Payment by Borrower of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement to the extent then due and payable at Closing including such fees set forth on Appendix I, together with attorney costs of Administrative Agent. to the extent invoiced prior to or at Closing, plus such additional amounts of attorney costs and filing fees as shall constitute each Lenders' estimate of same incurred or to be incurred by it through Closing (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and each Lender); including any such costs, fees and expenses arising under or referenced in Sections 2.04 and 9.04;

                  (d) Other Documents. Each additional document, instrument, or item of information requested by Lenders, including without limitation: .

                          (i) satisfactory title information from title examiners acceptable to Lenders in their discretion, verifying Borrower's good and defensible title to the Mortgaged Properties (other than the specific Mortgaged Properties identified under Appendix 1, Post Closing Conditions) free and clear of all Liens other than Permitted Liens;

                       (ii) copies of all environmental assessments, reports and other information with contents and findings satisfactory to Lenders with respect to the Mortgaged Properties;

                      (ill) copies of existing Hedging
                      Agreements, on terms and with counter parties satisfactory to Lenders;

                     (iv) copies of all current Authority for
                      Expenditures, Joint Interest Billings and division orders affecting Borrower's Oil and Gas Properties on tenns satisfactory to Lenders;

                   . (v) Borrower and each Guarantor's
                      Organization DOcuments as amended up through Closing shaU be in form satisfactory to Lenders and Lenders shall be provided with copies of all Management Agreements, Employment .Contracts, Joint Operating Agreements, Farmout Agreements, long tenn marketing or Production Sales Contracts, and other material contracts entered into by Borrower to the extent requested by Lenders;

                     (vi) certificates of insurance for Borrower as required
                      under Section 6.06 of this Agreement;

                     (vii) opinion of Borrower's and each
                      Guarantor's counsel in form satisfactory to Lenders including, among other matters, the due fonnation, standing and. authorization of each Person and as to the enforceability of the Loan Documents, and perfection of the Security Documents.


                  (e) No Material .Adverse Effect. No Material Adverse Effect shall have occulTed with respect to Borrower, its Properties or Guarantors. No Event of Default shall exist under the Existing Credit Agreement.

                  (f) . Additional Conditions Precedent. Borrower
             shall deliver or cause to be delivered such additional documentation and such other conditions shall be satisfied as s~t forth on Appendix I hereto.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to Administrative Agent and each Lender that:


                     5.01 Corporate Existence and Power.  Borrower: (a) is
             validly existing and in good standing  under  the  laws  of  the
             jurisdiction  of  its  incorporation,   formation  or organization,
             as  applicable;   (b)  has  the  power  and  authority  and  all
             material governmental licenses, authorizations, consents and approvals to own. its assets, carry on its business as currently conducted and to execute, deliver, and perfonn its obligations under the Loan Documents, (c) is duly qualified as a foreign company and is licensed and in good standing under the laws of each jurisdiction where its ownership> lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law.

                     5.02 . Corporate Authorization; No Contravention. Tbe
             execution, delivery and performance by BOlTOwer of this Agreement and each other Loan Document to which Borrower is a party, have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and do not and will not (a) contravene the terms of any of Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which Borrower or its property is subject; or ( c) violate any Requirement of Law.

            5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Loan Document to which it is a party.

          5.04 Binding Effect. This Agreement and each other Loan
          Document to which Borrower is a party constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

            5.05 Financial Condition. Borrower has delivered to each Lender copies of (a) its financial statements as of March 31, 2005, such rmancial statements are true and correct, fairly represent the financial condition of Borrower as of such date and was prepared in" accordance with GAAP; as of the date hereof, there are no obligations, Liabilities, or Indebtedness (including contingent and indirect Liabilities) of BOlTower which are material and are not reflected in such financial statements. No Material Adverse Effect has occurred since the date of such financial statements. .

           5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Atrthority, against Borrower, or any of its Properties. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or perfonnance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

           5.07 No Default. No Default or Event of Default exists or would be reasonably expected to result ftom the incurring of any Obligations by BOlTower. As of the date on which Closing occurs, Borrower is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.


           5.08 ERISA.

                   (a) Borrower has not had and currently does not have or maintain a Plan.

                   (b) Borrower does not sponsor, maintain or contribute to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

           5.09 Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 6.11. Borrower is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.10 Title to Properties. Borrower has good and defensible title to the Mortgaged Properties and all other real property necessary or used in the ordinary conduct of its business. As of the date on which Closing occurs, the property of Borrower is subject to no Liens, other than Permitted Liens.

            5.11 Oil and Gas Reserves. Borrower is and will hereafter be the owner of the Oil and Gas that it purports to own :trom time to time in and under its Oil and Gas Properties, together with the right to produce the same. 'Such Oil and Gas Properties are not subject to any Lien other than Permitted Liens. All Oil and Gas has been and will hereafter be produced, sold and delivered in accordance with all applicable laws and regulations of governmental authority; Borrower has complied and will comply with all material terms of each oil, gas and mineral lease comprising its Oil and Gas Properties and all other Contractual Obligations related thereto; and all such oil, gas and mineral leases have been and will hereafter be maintained in full force and effect. Provided, however that nothing in this Section 5.11 shall prevent Borrower from abandoning any well or forfeiting, surrendering, releasing or defaulting unper any lease in the ordinary course of business which is not disadvantageous in any way to Administrative Agent or Lenders and yvhich, in the opinion of Borrower, is in the best interest of Borrower, and Borrower is and will hereafter be in compliance with all obligations hereunder.

         5.12 Initial Reserve Report. To the knowledge of the Borrower (i) the assumptions stated or used in.the preparation of the Initial Reserve Report are reasonable, (ii) all information furnished in the preparation of the Initial Reserve Report was accurate in all material respects, (iii) there has been no material adverse change in the amount of the estimated Oil and Gas shown in. the Initial Reserve Report since the date thereof, except for changes which have occurred as a result of production from and after the effective date thereof in the ordinary course of business, and (iv) the Initial Reserve Report does not omit any statement or information necessary to cause the same not to be misleading to Lenders.

           5.13 Gas Imbalances. Except as disclosed to Lenders in writing prior t9 the date of this Agreement. there are no gas imbalances in excess of two percent (2%) of monthly projected deliveries from Borrower's Oil and Gas Properties in the aggregate, and no take or payor other prepayments with respect to any such Oil and Gas Properties which would require Borrower to deliver Oil and Gas produced from any of its Oil and. Gas Properties at some future time without receiving full. payment therefor within si:rty (60) days of such production.

           5.14 Taxes. Borrower has filed all Federal tax returns and reports required to be filed, or if not filed, for which an extension has been granted therefor, and has paid all Federal taxes, assessments, fees and other governmental charges levied or imposed upon its or its properties, income or assets otherwise due. and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. Borrower has flIed all state and other non-Federal tax returns and reports required to be filed, and has paid all state and other non-Federitl taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable. To the knowledge of Borrower, there is no proposed tax assessment against it that would, if made, reasonably be expected to have a Material Adverse Effect.

          5.15. Environmental Matters. Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims, if any, on its business~ operations and Properties. and such Properties which it is acquiring or planning to acquire. Borrower is in compliance in all material respects with all Environmental Laws and does not have any liability for any Environmental Claim.

                      5.16 Regulated Entities. None. of Borrower or any Person
              controlling Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.


                    5.17 No Burdensome Restrictions. Borrower is not a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

                   5.18 Solvency. As of the date on which Closing occurs, Borrower is Solvent.

                   5.19 Subsidiaries/Investments/Ownership. As of the date on which Closing occurs, Borrower has no Subsidiaries and has no material equity investments in any other corporation or entity. Borrower, Guarantors and their general partners are owned as set forth on Appendix I.

                   5.20 Insurance. The Oil and Gas Properties and all other
             property of Borrower and Guarantors are insured with financially sound and reputable insurance cQmpanies not Affiliates of such Person, in such amounts, with such dequctibies and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower's Oil and Gas Properties and Guarantors' properties and operations are located.

          5.21 Full Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none. of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact requii-ed to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI.
                             AFFIRMATIVE COVENANTS

                  So long as any Loan or other Obligation shall remain unpaid or unsatisfied, unless Administrative Agent and Lenders waive compliance in writing:

                     6.01 Financial Statements. Borrower shall maintain a system of accounting established and administered in accordance with GAAP and deliver to Lenders:

                              (a) as soon as available, but not later than
             ninety (90) days after the last day of each fiscal year of Borrower prepared by an Independent Auditor, commencing with the 2004 fiscal year, a copy of the annual audited financial statements of Borrower as of the end of such year including the related balance sheet and statements of income, owner's equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year and certified by a Responsible Officer as presenting fairly the financial positiQn of Borrower and its Subsidiaries, if any, for the periods indicated in conformity with GAAP; .

                        (b) as soon as available, but not later than forty-five
           (45) days after the last day of each qu~rly fiscal period (except the last) of each fiscal year of Borrower, a copy of the unaudited . balance sheets of Borrower as of the end of such quarter including the related statements of income, owner's equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, in comparative form the figures for the same period of the previous fiscal year, and certified by a Responsible Officer as fairly presenting the financial position of the Borrower and its Subsidiaries for the period indicated, in accordance with GAAP; and

                     (c) Borrower shall deliver on Closing and or before December 1 everY year thereafter, an annual development plan for its Oil and Gas Properties, as approved by Borrower's Board of Directors, which outlines operations, budget and use of Loan proceeds to finance the development plan.
    .
             6.02 Certificates Other Production and Reserve Information. Borrower shall furnish to Administrative Agent:

                 (a) - as soon as available, but not later than the dates provided in Appendix 1, Status Reports executed by a Responsible Officer in form reasonably acceptable to Lenders, as of the last day of the reported periods;

                     (b) concurrently with the delivery of each of the statements and reports referred to in Subsections 6.01(a) - (b) and 6.02(a), a Compliance Certificate executed by a Responsible Officer;

                     (c) a Reserve Report prepared by Borrower's. in-house petroleum engineer(s) covering the Borrower' Oil and Gas Properties on or before June 30 of each' year commencing June 30, 2005, (the "In-house Reserve Report Due Date") and ~ Reserve Report prepared by an independent petroleum engineer retained by Borrower and acceptable to Lenders covering the Borrower' Oil and Gas Properties (all foregoing Reserve Reports b.eing acceptable to Lenders) on or before December 31 of each year commencing December 31, 2005 (the "Third Party Reserve Report Due Date");

                     (d) . Concurrently with the delivery of each Reserve Report provided under Subsection 6.02(c) above, Borrower shall provide updated information to Administrative Agent's counsel for the Mortgage Matching
   Schedule identifying (i) any additional wells covered by the new Reserve Report which were not covered by the most recent prior Reserve Report and
   (ii) any wells covered by the most recent prior Reserve Report which are not covered by the new Reserve Report;

                  . (e) promptly upon the request of Lenders, such copies of all geological, engineering and related data contained in the Borrower' files or readily accessible to the Borrower relating to its Oil and Gas Properties;

                    (f) promptly upon the. request by Lenders, title and mortgage Lien evidence satisfactory to Lenders covering such Oil and Gas Properties as may be designated by Lenders, covering the Borrower' title thereto and certifying that the Obligations are secured by Liens and security interests as provided in this Agreement and the Security Documents;

                    (g) before the close of business on Friday of each week, a report of accounts payable and a copy of related invoices evidencing the use of Loan proceeds in accordance with Section 6.11 below. Such report shall separately reflect accounts payable (i) which were outstanding as of Closing.
   (ii)
 . which are related to new drilling operations, and (iii) which are related to well completion operations; and

                    (h) promptly upon the request of Administrative Agent or Lenders, such additional information regarding the business, operations, finaricial or corporate affairs of the Borrower as Administrative Agent or L~ders may nom time to time reasonably request.

           6.03. Notices. Borrower shall promptly notify Lenders:

                   (a) of the occurrence of any Default or Event of Default. and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

                   (b) of any matter that has. resulted or may reasonably be expected to result in a Material Adverse Effect. including (i) breach or non-performance of, or any default under, any Contractual Obligation of Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower and any Governmental Authority; or (ii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower (including pursuant to any applicable Environmental Laws);

                   (c) of any material change in accounting policies or financial reporting practices by Borrower; and

                   (d) of the formation or acquisition by Borrower or any Guarantor of any Subsidiary.

  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence .referred to therein, and stating what action the Borrower propose to take with respect thereto and at what time. .

          6.04 Preservation of Corporate Existence, Etc. Borrower shall:

.. (a) preserve and maintain ill full force and effect its separate, legal existence, and maintain its good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable; and

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business.

          6.05 Maintenance of Property Borrower shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall use the reasonably prudent standard of care typical in the industry in the operation and maintenance of its Oil and Gas Properties and Gathering System Properties.

          6.06 Insurance. Borrower and each Guarantor shall each maintain, with financially sound and reputable independent insurers, insurance with respect to its operations and its Oil and Gas Properties and other properties and business against loss or damage of the kinds customarily insuted against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances which insurance shall name Administrative Agent and Lenders as "additional insured" and as a "loss payee," as applicable.

         6.07 Payment of Obligations. Borrower and each Guarantor shall each pay and discharge as the same shall become due and payable, aU of its obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves iri accordance with GAAP are being maintained; (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c ) all Indebtedness, as and when due ~d payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness. .

         6.08 Compliance with Laws. Borrower and each Guarantor shall each comply in all material respects with all Requirements of Law of any Governmental Authority, having jurisdiction over it or its business except such as roay be contested in good faith or as to which a bona fide dispute may exist'

         6.09 Maintenance of Books and Records. Borrower shall maintain proper books of record and account. in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all of its fmancialtransactions and matters involving its assets and business.

           6.10 Environmental Laws. Borrower and each Guarantor shall each conduct its operations and keep and maintain and use commercially reasonable efforts to cause third Persons conducting operations on its Property to keep and maintain such Property in compliance with all Environmental Laws.

         6.11 Use of Proceeds. Borrower shall use the proceeds of the Loan to pay (a) at least $1,300,000.00 of outstanding accounts payable, (b) $1,087,000.00 in costs and expenses associated with new drilling operations,
  (c) $600,000.00 in costs and expenses associated with well completion operations, (d) up to $283,000.00 for the cost of acquisition and expansion of Gribble extension of existing gathering SyStems, and (e) $230,000.00 to fmance Borrower's expenses associated with this Agreement.

         6.12 Further Assurances. BOITower and Guarantors shall promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement. the Investor Rights Agreement. the Intercreditor Agreement. the Security Documents, or any other instruments refened to or mentioned herein or therein to which each is a party. Bon:ower at its expense will promptly do aU acts and things, and will execute and file or record, all instrumentS 'reasonably requested by Lenders, to establish, perfect. maintain and continue the perfected security interests of Administrative Agent in or the Lien of Administrative Agent on the Collateral. Borrower will pay the reasonable costs and expenses of all filings and recordings and all searches deemed necessary by Administrative Agent to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and Borrower shall satisfy all other claims and charges which in the reasonable opinion of Administrative , Agent might prejudice, impair or otherwise a:ff~t any of the Collateral or any Lien thereon in favor of Administrative Agent.

          6.13
          Guarantees.

     Borrower shall cause eaCh Guarantor to execute the Guaranty and if, at any time after the date of this Agreement. BOITower or either Guarantor shall create or acquire any' Subsidiary that is not a Guarantor then BOITOwer shall cause each such Subsidiary to execute and deliver a Guaranty to Lenders and such Subsidiary shall become a Party to this Agreement

         6.14 Security Documents. BOITower shall promptly execute and deliver to Administrative Agent such Security Documents as may be required pursuant to
 Section 3.02 to ensure that the Borrower' Oil and G~ Properties are covered by a Lien and security interest in favor of Administrative Agent for the benefit of Lenders Oat all times.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

          So long as any Loan or other Obligation shall remain' unpaid or unsatisfied, unless Lenders waive compiiance in writing:

         7.01 Limitation on Liens. Borrower and each Guarantor agrees that it shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien created under any Loan Document;

                  (b) Liens securing the Existing Credit Agreement to the extent permitted under the Intercreditor Agreement;

                  (c) Liens securing Alternative Financings to the extent permitted under Section 7.05;

                  (d) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 6.07; .

                  (e) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business securing obligations which are not delinquent or remain payable without penalty or which are being cO!ltested in good faith and by appropriate proceedings. which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (f) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (g) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), statutory obligations, (ii) contingent obligations, Surety Instruments (other than those providing credit support for borrowed money), and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

                 (h) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate. are not substantial in amount, are not incurred to secure Indebtedness, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of Borrower's business; and

                 (i) . Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower, and (ii) Borrower maintains (subject to such right of set off) dominion and control over such account(s).

         7.02 Disposition of Assets.. Borrower shall not directly or indirectly, sell. assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any property (including accounts and notes receivable. with or without recourse) or enter into any agreement to do any of the foregoing, except, so long as no Default or Event of Default results therefrom:

                 (a) Dispositions of inventory including produced Oil and Gas in the ordinary course of business for cash on a current basis;

                 (b) Dispositions of obsolete or worn-out equipment in the
              ordinary course of business;

                (c) Dispositions of Oil and Gas Properties
              contractually held by BOlTOwer for the benefit of BOITower's investors upon receipt of-payment trom such investors of all amounts due and owning to BOITower attributable to such interests; and

                (d) Disposition of BOlTOwer's Oil and Gas
              Properties on a promoted basis to third parties to the extent such Oil and Gas Properties are not included in the Col1ateral.

              provided, however, nothing contained herein shall restrict or prohibit Dispositions of net revenue and working interests in the Oil and Gas Properties contractually held by Borrower for the benefit of Borrower's investors in compliance with the terms of such agreements.

             . 7.03 . Consolidations and Mergers. Borrower shall not merge, consolidate witb or into, or
              convey, transfer, lease or otherwise disP9se of (whether in one transaction or in a series of transactions) all or. substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any .Person. Notwithstanding the foregoing, nothing in this Section 7.03. 5ha11 prohibit Borrower trom merging or consolidating with one or more other BOlTower, provided that to the extent BOITower is a party to such merger or consolidation, BOlTower shall be the surviving entity; and further, Drovided. that no such merger or consolidation shall affect the Liens or security interests of Administrative Agent in and to the Collateral.

         7.04 Loans and Investments. Borrower shall not purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of; or any interest in, any Person, or .make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any .A.ff1liate of Borrower, except for: (a) investments in Cash Equivalents; (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods. or services in the ordinary course of business; (c) extensions of credit or other advances in an amount not to exceed $20,000 in the estimation of anticipated travel or other reimbursable expenses to any employees, officers, directors or Lenders.

                 7.05 Limitation on Indebtedness. Borrower shall not create, incur, assume, suffer to exist, or otherwise becOD;lC or remain directly or indirectly liable with respect to any Indebtedness, except (a) Indebtedness incurred pursuant to the Loan Documents,
             (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08; (c) Indebtedness under the Existing Credit Agreement and other Indebtedness in favor of third parties
             (i) on terms and conditions first offered to Lenders which Leriders has. declined to provide to Borrower within ten (10) Business Days of notice thereof; (ii) Lenders have consented to such Indebtedness trom such third party lender, which consent shall not be unreasonably withheld, and (iii) such Indebtedness shall be subject to an intercreditor agreement between Lenders and any such third party lender on terms and conditions reasonably satisfactory to Lenders ("Alternative Finandngs") provided that, (A) Lenders' prior consent shall not be required in the event Bon-ower arranges financing which pays in full at one time all of Borrower's Obligations and (B) in the event Borrower proposes to drill any future well ("Proposed Well") on the Oil and Properties constituting a portion of the Collateral, to the extent such Proposed Well is properly permitted, conforms with existing spacing rules, and is not a replacement, reworking, redriI1ing or sidetrack of the existing well bore of any wells constituting a portion of the Collateral, in the event Lender declines to provide such financing and BOlTower finds Alternative Financing, Borrower can require a release of the Mortgage Property insofar as the lands and l~es included within pro ration unit sUlTounding the Proposed Wen and Lender shall deliver a release as.to such Proposed Well within ten (10) Business Days.ofBoITower's request (provided periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself, or (iii) takes any action to effectuate or authorize any of the foregoing; or

              . (g) Involuntarv Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any Guarantor or any writ, judgment, wan-ant of attachment, execution or similar process; is issued or levied against all or a substantial part of Borrower's or any Guarantor's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) BOlTower or any Guarantor admits the material allegations of a petition against it or any of its Subsidiaries in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) Borrower or any Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator. mortgagee in possession (or Administrative Agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) Monetary Judgments. One or more judgments, orders. decrees or arbitration awards is entered against BOlTOwer or any Guarantor involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to 'any single or related series of transactions, incidents or conditions in exce-ss of $100.000. and the 'same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof, or

                  (i) Loss of Petmit Any Governmental Authority revokes or fails to renew any material license, permit or ftanchise of Borrower or any Guarantor or of any of their Subsidiaries, or any such Person for any reason loses any material license. permit or franchise, or suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or ,

                  (j) Adverse Change. There occurs any event or circumstance which has a Material Adverse Effect; or

                  (k) Chang;e of Control or Mana2ement. There occurs any Change of Control or a change of management such that any of the Current Management shall cease or fail for any reason to serve and function in their current capacity as an executive officer of Borrower and shall not be succeeded in such position by a Person acceptable to Lenders; or

                  (l) Invaliditv of Loan Documents. The Loan Documents, or any of them. after delivery thereof. shall for any reason, except to the extent permitted by the terms thereof. cease to be in full force and effect and valid, binding and enforceable in accordance with their terms. or, with respect to the Security Documents. cease to create a valid and perfected Lien or security interest, as the case may be, of the priority required thereby on any of the Collateral purported to be covered thereby. except to the extent permitted by the terms of this Agreement, or Borrower or any Guarantor shall so state in writing.

         8.02 Remedies. If any Event of Default occurs and is continuing, Lenders shall:

                 (a) exercise all rights and remedies available to them under the Loan Documents or applicable law without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other no~ce of any kind, all of which are hereby expressly waived by the Borrower and

                 . (b) Notwithstanding the foregoing. upon the occurrence of any event specified in Subsection 8.01U),or (g), the obligation of Lenders to make Loans shall automatically tenninate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Lenders.

                      8.03 Set-off: In addition to any rights and remedies of
             Lenders provided by law, if an Event of Default exists, Lenders are authorized at any time and from time to time, without prior notice to Borrower or any Guarantor, any'such notice being waived by BOlTQwer and each Guarantor tQ.the fullest extent permitted by law, set off and apply any and all deposits (gen.eral or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by Lenders to or for .the credit or the account of Borrower against any and all Obligations owing to Lenders, now or hereafter existing, irrespective of whether Lenders shall have made demand under. this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.

                 8.04 Payments Set Aside. To the extent that Borrower or any
             Guarantor makes a payment to Lenders, or a Lenders exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declare~ to be ftaudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lenders in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

                 8.05 Subordination of the Loan Party Liens.

                 (a) Each Guarantor hereby subordinates and assigns in favor of Administrative Agent any and all Liens, statutory or otherwise and any rights of offset it has or may have in the future against BOlTower's interests in the Collateral including the Mortgaged Properties and the Contracts and Records (defined below).

                 (b) Following the occurrence and during the
            continuance of any Event of Default,
          . Lenders are expressly granted the right at their option, to visit and inspect (i) each Guarantor's offices wherein contracts and records regarding any of the Collateral are located, including all books and records, farmout agreements, area of mutual interest agreements, development agreements, geologic and geophysical survey agreements, operating agreements, contracts and other agreements that relate to any of the Mortgaged Properties, proprietary seismic, geological and geophysical, drilling and production data and records, all accounting records, joint interest billing records, division order records, land files, and contracts and records referring to the production, sale, purchase, exchange or processing of Oil and Gas whether such data, information or agreements are in written form or electronic format (collectively "Contracts a"d Records't), and to examine, take copies and extracts therefrom, at Borrower's expense and (ii) any of the Mortgaged Properties.

                 (c) Following the occurrence and during the
            continuance of an Event of Default, each Guarantor acknowledges that Lenders is expressly granted the right to exercise any and all LieD$, statutory or otherwise, rights of offset or recoupment it has and to receive the monies, income, proceeds, or benefits attributable to the sale of Oil and Gas from or attributable to the Mortgaged Properties, to hold the same as security for the Obligations and to apply it on the principal and' interest or other amounts owning on any of the Obligations, whether or not then due, in such order or manner as Lenders may elect.

                . (d) In the event of a foreclosure, deed in lieu of
            foreclosure, appointment of a receiver, custodian or keeper or other transfer of record or beneficial ownership or operations of the

     Collateral~ each Guarantor, as bailee, agrees to cooperate and assist Administrative Agent, its officers, Administrative Agents and counsel in the peaceful transfer and delivery of such Contracts and Records to such party or parties as Administrative Agent may in writing direct.

         8.06 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 9.09) appoints. designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated tp it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender hereby irrevocably (Subject to Section 9.09) appoints and designates Administrative Agent as Collateral Agent, and authorizes Administrative Agent in such capacity as Collateral Agent to take such action on its behalf. Notwithstanding any provision to the contrary contained elsewhere- in this Agreement or in any other Lom Document, Administrative Agent shall have only such duties or responsibilities. as expressly set forth herein, Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions. responsibilities. duties. obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.

             9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     - 9.03 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken - or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct). or (ii) be responsible in any manner to any of the Lenders or any Affiliate of any Len~er for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of a Loan Party. or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certifIcate, report, statement or other document referred to or provided for in. or received by Administrative Agent under or in connection with. this Agreement or any other Loan Document, or the validity. effectiveness (other than such Agent-Related Person's own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan
    Document. or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunde~ or thereunder. No Agent-Related Person shall be under any obligation to anyLender to ascertain or to inquire as to the observance or performance of any oftlie agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties. books or records of any Loan Party or any Affiliate of any Loan.

            9.04 Reliance by Administrative Agent.

                    (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, - upon any writing. resolution, notice. consent, certificate; affidavit, letter. telegram, electronic mail, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any .other Loan Document unless it shall fJrSt receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and their Affiliates against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting. or in refraining nom acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                   (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has made available to Administrative Agent its Pro Rata Share of the initial Loan or subsequent Loan, as the case may be, shall be deemed to have consented to; approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approv~ by or acceptable or satisfactory to the Lender as a condition precedent to such initial Loan or subsequent Loan, as applicable.

          9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is.a "notice of default'. Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to Suhsection 9.04(a), Administrative Agent shall taICe such action with respect to such Default or Event of Default as may be requested unanimously by the Llenders in accordance with Article VIII; provided that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action. with respect to such Default .or Event of Default as it shall deem advisable or in the best interest of the Lenders.

   . 9.06 Credit Decisions. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and Hedge Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, fmancial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lenoer with any credit or other information concerning the business, prospects, operations, property, fmancial and other condition or creditworthiness of Borrower which may come into the possession of any of the Agent-Related Persons.

              9.07 . INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders and any Affiliates of the Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so>>) pro rata according to each respective Lender's Pro Rata Share) each Agent-Related Person from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED
              LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT) CONCURRENT, COMPARATIVE OR OTHERWISE OF SUCH AGENT-RELATED PERSONS; provided) however, that no Lender shall be liable for the payment to any Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from (i) the gross negligence or willful misconduct of any Agent-Re~ted Person or (ii) a claim or action asserted by one or more other Agent-Related Persons. WIthout limitation of the foregoing, each Lender shall reimburse
              Administrative Agent upon demand for its ratable. share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation) execution, delivery, administration) modificatJon, amendment or enforcement (whether through negotiations) legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document) or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall sUrvive the payment of all Obligations hereunder and. the resignation or replacement of Administrative Agent.

         9.08 Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, may make loans to acquire equity interests in and generally engage in any kind of banking, trust, fmancial advisory) underwriting or other business with. Borrower of any Affiliate thereof as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Administrative Agent qr its Affiliates may receive infonnation regarding Borrower (including infonnation that may be subject to confidentiality obligations in favqr of Borrower) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans) Administrative Agent, in its individual capacity as a Lender) shall.have the same rights and powers under this Agreement as any other Lender and may exercise the same as though. it were not Administrative Agent or the Issuing Lender.

                  9.09 Successor Administrative Agent. Administrative Agent may
             resign as Administrative Agent upon 30 days' notice to the Lenders. If Administrative Agent resigns under this Agreement, the Lenders shall appoint ftom among the Lenders a successor administrative agent in the same capacity as the retiring Administrative Agent for the Lenders: If no successor administrative agent is appointed prior to the effective date of the resignation of such retiring Administrative Agent, such retiring Administrative Agent may appoint, after consulting with the Lenders, a successor administrative agent from: among the Lenders. Upon tb,e acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all. the rights, powers and duties of the retiring Administrative Agent and the tenn "Administrative Agenf' shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent.
             shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04,10.05 and 10.06 shall inure to its benefit as to any actiops taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent in the same capacity as the retiring Administrative Agent by the date which is 30 days followirig a retiring Administrative Agent) s notice of resignation, the retiring Administrative Agent shall either withdraw its resignation or may appoint as a successor administrative agent a commercial bank organized under the laws of the United States of America or of any State thereof.

                                   ARTICLE X
                                 MISCELLANEOUS

           10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent,
  . Lenders and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           10.02 Notices.

                    (a) Subject to the limitations set forth in Subsection lO.02(d) below, Borrower is authorized to receive on behalf of itself and e~h Guarantor all notices from Lenders at the address, facsimile number and electronic mail address for Borrower set out on Appendix I; and all notices to Lenders shall be sent to Lenders at each Lenders' address, facsimile number and electronic mail address set forth on Appendix I.

                   (b) All notices, requests, consents and other communications required or permitted hereunder or under any other Loan Document shall be in writing and mailed, faxed, delivered, or (subject to Subsection lO.02(d) below) transmitted by electronic mail, to the address, facsimile number, or electronic mail address specified for notices; or, as directed to Borrower, Lenders to such other address as shall be designated by such Person in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrower, Administrative Agent and Lenders.

                   (c) All such notices, requests, consents and communications shall be deemed to be given or made, and shall be effective; upon the earlier to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient or an authorized representative of such recipient; (B) if delivered by mail, the third Business Day after the date on which such mail, postage prepaid was depQsited in the U.S. mail; (C) if delivered by facsimile, when
.. transmitted in legible form by facsimile machine; and (D) if delivered by electronic mail or via internet or intranet websites (which form of delivCIy is subject to the provisions of Subsection lO.02(d) below), when delivered; provided, however, that notice and other communications to Administrative Agent or Lenders pursuant to Article II or Article VI shall not be effective until actually receiyed by Administrative Agent or the Lender to which such notice was addressed.

                   (d) Electronic mail and interIiet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties hereto, and shall not be recognized for any other purpose.

                   (e) Any agreement of any Administrative Agent or Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. Administrative Agent and Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower t6 give such notice and neither Administrative Agent nor Lenders shall not have any liability to Borrower on account of any action taken or not taken by Administrative Agent or Lenders in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent or Lenders to receive written conflfIDation of any telephonic or facsimile notice or the receipt by Administrative Agent or Lenders of a confumat~on which is at variance with the terms understood by Lenders to be contained in the telephonic or facsimile notice.

           10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Administrative Agent or Lenders, any right, remedy; power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of aily right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

           10.04 Costs and Expenses. Borrower shall whether or not the transactions contemplated hereby are consummated, pay or reimburse Administrative Agent and Lenders within five (5) Business Days after demand (or the date of Closing if sooner) for all reasonable costs and expenses incurred by Administrative Agent and Lenders in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including attorney costs incurred by Adnlinistrative Agent and Lenders with respect thereto.

          10.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, Borrower and each Guarantor shall jointly and severally indeDlllifY and hold Administrative Agent and each Lender, and each of its Affiliates, officers, directors, employees, counsel, Administrative Agents and attorneys-in-fact (each an "Indemnified Person") harmless trom and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorneys' fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any Indemnified Person in any way relating tp or arising out of this Agreement or "any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PERSONS NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PERSON, OR ANY ONE OR MORE OF THEM, provided that Borrower shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise trom the gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment rendered by a court of competent jurisdiction, or that arise solely by reason of claims among Indemnified Persons; provided, however, no indemnity shall be afforded under this Section 10.05 in respect of any property for any occurrence arising from the acts or omissions of Administrative Agent or any Lender during the period after which Borrower, its successors or assigns, or their Administrative Agents or representatives, shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise). The agreements in this Section shall survive payment of aU other Obligations. "

         10.06 Environmental Indemnification. In addition to the indemnifications hereunder and under any other Loan Documents, the Borrower, jointly and severally, shall indemnify, protect and hold each Indemnified
Person hannless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all attorneys' fees and legal expenses whether or not suit is brought) and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Person, with respect to or as a direct or indirect result of the violation by Borrower or each Guarantor of any Environmental Law; or with respect to or as a direct or indirect result of Borrower's or each Guarantor's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with the Mortgaged Properties of a hazardous substance including, without limitation, (a) all damages of any sucb use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence, or (b) the costs of any reasonably required or necessary environmental investigation, monitoring, repair, cleanup or detoxification and the preparation and implementation of any closure, remedial or other plans (all the foregoing, collectively, the "Indemnified Environmental Liabilities"). Each of Borrower and each Guarantor agree to indemnify and hold each Indemnified Person harmless as provided in this Section 1O.06, WHETHER OR NOT THE INDEMNIFIED ENVIRONMENTAL LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PERSON'S NEGliGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE INDEMNIFIED ENVIRONMENTAL LIABILITIES WHICH RESULT FROM
  THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PERSON, OR ANY ONE OR MORE OF THEM provided; that Borrower and each Guarantor shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent same arise from the gross negligence or willful misconduct of such ~demnified Person as determined by a final judgment rendered by a court of competent jurisdiction. The provisions of and undertakings and indemnification set forth in this
  Section 10.06 shall survive (x) the satisfaction and payment of the Obligations and termination of this Agreement, and (y) the release of any Liens securing the Obligations or the extinguishment of such Liens by foreclosure or action in lieu thereof.

          10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower nor either Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lenders. Either Lender may at any time assign and delegate to one or more Persons (each an "Assignee") all, or any ratable part of all, of its Loans and the other rights and 9bligations of Lenders hereunder.

          10.08 Interest

                  (a) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes or in any of the" other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Notes or such other Loan Documents require the payment or pennit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called" for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by Lenders or any other person to Borrower or any other person, or in the event all or part of the principal "or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal aCtually outstanding from time to time under the Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment and performance of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws,
(iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the" Notes or, if the Notes have been or would be paid in full, refunded to Borrower, and (iv) the provisions of this Agreement, the Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to Borrower, shaH immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Highest Lawful Rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction.
              hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made to the extent pennitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full tennof the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, tak~n, reserved, or received. The tenns of this paragraph shall be deemed to be mcorporated in every document and communication relating to the Note, the Loans or any other Loan Document.

                               (b) Texas Finance Code, Chapter 346 (which
              regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any Loans.

                               (c) To the extent that the interest rate laws of
             the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the indicated (weekly) ceiling from time to time in affect under Texas Finance Code ss.303.001, as limited by Texas Finance Code ss.303.009, and to the extent that this Agreement is deemed an "open end account" as such term is defined in Texas Finance Code ss.301.002(a)(14). Lenders retain the right to modify the interest rate in accordance with applicable law.

             10.09 Counterparts and FacsimUe Signatures. This Agreement may be executed in any number of separate counterparts. each of which. when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, each Guarantor. Administrative Agent and Lenders may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however. that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                      10.10 Severability. The illegality or unenforceability of
             any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. .

                      10.11 No Third Parties  Benefited.  This  Agreement and
             the other Loan Documents are made and entered into for the sole protection. and legal benefit of borrower, each Guarantor, Administrative Agent and Lenders. and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement or any of the other Loan Documents.

                     10.12 USA PATRIOT Act Notice. Each Lender hereby notifies
             Borrower and each Guarantor that pursuant to the requirements of the USA Patriot Act (Title m of Pub. L. 107-56 (signed into law October 26, 2001) (the "Acf') it is required to obtain, verify and record information that identifies Borrower and each Guarantor. which information includes the name and address of BOlTower and each Guarantor and other information that will allow Lenders to identify Borrower and each Guarantor in accordance with the Act.

                     10.13 Governing Law. This Agreement, the. Note, the Guarantees, the Investor Rights Agreement, the Security Documents, and the other Loan Documents shall be governed by construed and interpreted in accordance with, the laws of the State of Texas, except to the extent that federal laws of the United States of America apply.

          10.14 Submission To Jurisdiction. With respect to any and all disputes arising hereunder, or under the Note, the Security Documents, the other Loan Documents, or any of the other instruments and documents executed in connection herewith or therewith Dot settled, each of Borrower, each Guarantor, Administrative Agent and Lenders hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement, the Notes and any document to which it is a party, or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas, and appellate courts trom any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; ,

                  (d) agrees that service upon it or its authorized agent shall, to the fullest extent permitted by law, constitutes valid and effective' personal service upon it, as the case' may be, and that the failure of any such authorized agent to give any notice of such' service to it shall not impair or affect in any way the validity ,of such service or any judgment rendered in any action or proceeding based thereon; and

                  (e) waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this agreement or any document related hereto.

         10.15 Waiver of Jury Trial. Borrower and each Guarantor each waives, to the fullest extent permitted by applicable law, its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the Note, the Security Documents, the Investor Rights Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any Indemnified Person, or assignee thereof, whether with respect to contract claims, tort claims, or otherwise. Borrower and each Guarantor, to the fullest extent permitted by applicable law, each agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, to the fullest extent permitted by applicable law, Borrower and each Guarantor each further agrees that its respective right to a trial by jwy is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents.

         10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, Guarantors, Administrative Agent and

 Lenders and supersedes aU prior or contemporaneous agreements and understandings of such Persons, verbal or written. relating to the subject matter hereof and thereof.

         10.17 NO ORAL AGREEMENTS. THIS WRITfEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITIEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITII. REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [The Remainder of/his Page Intentionally left
                       Blank. Signature Pages to Follow.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Dallas, Texas by their proper and duly authorized officers as of the day and year first above written.

  BORROWER:
   EBS OIL AND GAS PARTNERS PRODUCl10N CO., LP.

   By:

   EBS OIL AND GAS PARTNERS PRODUCTION GP, LLC, its General Partner

   By:

 GUARANTORS:

 EBS OIL AND GAS PARTNERS PRODUCTION GP, LLC

 By:

James I. Staley, II
Member & Board Member


 EBS OIL AND GAS PARTNERS OPERATING CO., LoP.


 By:


EBS OIL AND GAS PARTNERS OPERATING GP, LLC, its General Partner

By:

James I. Staley, II
Member & Board Member

 ADMINISTRATIVER AGENT

 PETRO CAPITAL II L.P., a Texas limited partnership

  By:

 Petro/EBS Management, LLC. a Texas limited liability company, its General Partner

By:

  LENDER

  LEVY FAMILY PARTNERS, LLC
      ---------------------
  By;
  Name:
  Title:

  Address:
  980 North Michigan Ave., Suite 400 Chicago, lllinois 60611
  Tel: (312) 245-2915
  Fax: (312) 280-2739

  LENDER

  X-MEN, L.L.C.

 By:
 Name:
 Title:

 Address:
 520 Lake Cook Road, Suite 105 Deerfield, Dlinois 60015
 Tel: (847) 282-5200
 Fax: (847) 282-5220

 LENDER

 ALBERT ADRIANI

 Address:
 930 North York, Suite 200
 Hinsdale, lllinois 60521
 Tel: (630) 484-5120
 Fax: (630) 230-0174

   LENDER

   BARGUS PARTNERSHIP
   By:
   AUGUST C. SCHULTES, IV, its general parmer
   -------------------------

  Address:
  664 South Evergreen Ave.
  Woodbury Heights, New Jersey 08097
  Tel: (856) 845-5656
  Fax: (856) 845-1335

  LENDER

  BARRY COHN

  Address:
  2505 Astor Court
  Glenview, TIlinois 60026
  Tel: (847) 282-5200
  Fax: (847) 282-5220

 LENDER

 PATRICK PARKER

 Address: Scarborough Building, 6th and Congress
 101 W. 6th Street, Suite 610
 Austin, Texas 78701
 Tel:
 Fax:

    LENDER

    EDWIN J. HAGERTY

    Address: .
    5100 Westgrove Drive.
    Dallas, Texas 75248
    Tel: (972) 701-3060
    Fax: (847) 701-3091

    LENDER

    BRUCE GOLDSTEIN

   Address:
   1934 Deercrest Lane
   North Brook, IL 60062
   Tel: (847) 778-0903
   Fax: (847) 282-5220

   LENDER

   PETRO CAPITAL ADVISORS, LLC

  By:
  Tracy Scott Turner
  Manager

.. Address:
  3838 Oak Lawn Ave., Suite 1775
  Dallas,  Texas  75219
  Tel:  (214)  661-7762
  Fax:  (214) 661-7760

  LENDER

  MILTON P. WEBSTER, ill

 Address:
 9624 Mountain Ridge Place Boulder, CO 80302
 Tel: (303) 402-9320
 Fax: (214) 443-0680

                                CREDIT AGREEMENT

            dated as of May 20, 2005 between Petro Capital II, L.P.
              ("Administrative Agent") and EBS Oil and Gas Partners
                        Production Co., L.P. ("Borrower')

             This Appendix I is attached to and made a part of the Credit Agreement. All capitalized tenns not otherwise defme4 in this Appendix I are defmed "in the Credit Agreement.

    Administrative Agent:

    Petro Capital IT, L.P.
    Attn: Tracy Scott Turner
    Phone: (214) 661-7762
    Fax: (214) 661-7760
    Email: turner@petrocapital.com

    Borrower:

    EBS Oil and Gas Partners Production Co., L.P.
    Attn: James I Staley
    Phone: (214) 526-2696
    Fax: (214) 520-1804
    Email: J.I.Staley@ebsci.com

    Guarantors:

    EBS Oil and Gas Partners Production GP, LLC.
    Attn: James I Staley
    Phone: (214) 526-2696
    Fax: (214) 520-1804
    Email: J.I.Staley@ebsci.com

   EBS Oil and Gas Partners Operating Co., L.P.
   Attn: James I Staley
   Phone: (214) 526-2696
   Fax: (214) 520-1804
   Email: J.I.Staley@ebsci.com

   Borrower's General Partners: Managers/Officers:

   Borrower is managed by EBS Oil and Gas Partners Production GP, LLC. There are no officers of Borrower. EBS Oil and Gas Partners Production GP, LLC is managed by a three member Management Committee comprised of Kelly K. Buster, James I Staley II, and Noell C. Rather, there are no officers of Borrower.

  EBS Oil and Gas Partners Operating Company, L.P. is managed by EBS Oil and Gas Partners Operatin1 GP, LLC. There are no officers ofEBS Oil and Gas Partners Operating Company, L.P.. EBS Oil and Gas Partners Operating GP, LLC is managed by a three member Management Committee comprised of Kelly K. Buster, James I Staleyll, and Noell C. Rather, there are no officers of Borrower.

  Ownership'ofBorrower and Guarantors


 Borrower.

 EBS on and Gas Partners Production Company, L.P. .

 EBS Oil and Gas Partners
 Production GP, LLC, General Partner       0.1 percent general partner interest
 James 1. Staley, II                       33.3 percent limited partner interest
 Kelly K. Buster                           33.3 percent limited partner interest
 Enexco, Inc.                              33.3 percent limited partner interest
 Petro Capital II, L.P.                     100 percent Class B limited partner
                                                interes

  EBS Oil and Gas Partners Production GP. LLC
  James I. Staley,II                        33.34 percent membership interest
.. Kelly K. Buster                           33.33 percent membership interest
  Enexco, Inc.                              33.33 percent membership interest

  EBS Oil and Gas Partners Operating Company, L.P.

  EBS Oil and Gas Partners
  Operating GP, LLC, General Partner        0.1 percent general partner interest
  James I. Staley, II                      33.3 percent limited partner interest
  Kelly K. Buster                          33.3 percent limited partner interest
  Enexco, Inc.                             33.3 percent limited partner interest

  EBS Oil and Gas Partners Operating GP. LLC
  James I. Staley, II                     33.34 percent membership interest
  Kelly K. Buster                         33.33 percent membership interest
  Enexco, Inc.                            33.33 percent membership interest

  1.    LOAN TERMS


  A. Maximum Loan Amount - (Section 1.01):  $3,500,000.00

  B. Lenders' Pro Rata Share:

       (i) Levy Family Partners, LLC           28.57% ($1,000,000.00)
       (ii) X-Men, L.L.C.                      30.29% ($1,060,000.00)
       (iii) Albert Adriani                    14.29% ($500,000.00)
       (iv) Bargus Partnership                  7.71% ($270,060.00)
       (v) Barry Cohn                           7.71% ($270,000.00)
       (vi) Patrick Parker                      5.71% ($200,000.00)
       (vii) Edwin 1. Hagerty                   2.86% (SI00,000.00)
       (viii) Bruce I. Goldstein                1.07% ($37,500.00)
       (ix) Petro Capital Advisors, LLC         1.43% ($50,000.00)
       (x) Milton P. Webster, III               0.36% ($12,500.00)

 C. Pricing - (Section 2.03 )

Contract Rate: The per annum rate to equal to twelve percent (12%).

Default Rate: lesser of:
        (i) Contract Rate plus 5% or
       (ii) Highest Lawful Rate

Stated Maturity Date (Section 1.02):  Ninety (90) days from Closing

Fees (Section 2.04)

    Origination Fee (Petro Capital Securities, LLC): 6% of Maximmum Loan Amount

ADDITIONAL CLOSING CONDITIONS (if any) (Subsection 4.01(f):

A.Borrower shall have delivered to Lenders, fully executed and completed Letters in Lieu in th form of Exhibit B hereto and as described. in Subsection 3.05(a), addressed to each c Borrowers purchasers of production in such number as Lenders may require.

B. Borrower shall ~ave defensible title to the Oil and Gas Properties With not more than the undivided working interest (WI) and not less than the undivided net revenue interest (NRI) se forth on Schedule I hereto.

 Borrower shall have delivered to Lenders fully executed original counterpart of Intercreditor Agreement and such amendments to the Existing Credit Agreement as may required under the Intercreditor Agreement.

Borrower shall bve delivered to Lenders a fully executed' Amended and Restated Limi Partnership Agreement evidencing Lenders' aggregate ownership of a 3 1/2% limited partnersi interest in Borrower.

                                   SCHEDULE I

                               SECURITY DOCUMENTS

  I. Security Documents:

           1. Oil and Gas Properties

                   Borrower's lien and security interest limited to the Working Interests (WI) and Net Revenue Interests (NRI) in and to the Oil and Gas Properties covering the following wells:



          ST  COUNTY          FIELD               CAT  PROPERTY               WI           NRI
          --  -----           -------------     -----   -----------         --------      --------
          TX  WISE            NEW ARK. EAST      PDP    BALTHROP 2          0.125000      0.100000
          TX  WISE            NEWARK EAST        PDP    LINDLEY 2           0.200000      0.156000
          TX  WISE            NEWARK EAST        PDP    SKINNER 1           0.180000      0.142200
          TX  WISE            NEWARK EAST        PDP    WOODRUFF 1          0.185000      0.148000
          TX  DENTON          NEWARK EAST        PDP    MONROE 1 *          0.300000      0.237500
          TX  WISE            NEWARK EAST        PDP    LINDLEY 1           0.200000      0.156000
          TX  WISE            NEW ARK EAST       PDNP   KNOX 2              0.154500.     0.123600
          TX  WISE            NEWARK EAST        PDP    PRUETI 2            0.140000      0.109200
          TX  WISE            NEW ARK EAST       PDP    KNOX 1              0.154500      0.123600
          TX  DENTON          NEWARK EAST        PDNP   FOREMAN 1           0.217500      0.171825
          TX  WISE            NEWARK EAST        PDP    PRUEIT 1            0.140000      0.109200
          TX  WISE            NEWARK EAST        PDP    BALTHROP 1          0.125000      0.100000
          TX  MONTAGUE        NEWARKEAST         PDNP   DUNN                0.130000      0.115500
          TX  MONTAGUE        NEWARK EAST        PDNP   PHILLIPS 1          0.120000      0.090000
          TX  COOK                                      GRIBBLE             0.170000      0.132600
                                                        ARTHUR
          TX  MONTAGUE                                  LITILE
          TX  MONTAGUE                                  SMITH
                                                        PATRlCIA
          TX  WISE                                      BARNETT

  and,


                 Borrower's undivided 49% interest in and to the Gas Gathering Properties acquired from Central Crude, Inc. shall be evidenced by:

                  A. Mortgage, Deed of Trust, Security Agreement, Assignment of
                     Production and Financing State~ent covering Borrower's Oil and Gas Properties located in:

                            County                           State
                            -----                            ------
                     (i)     Cook                            Texas

                    (ii)     Denton                          Texas

                  ( iii)    Montague                         Texas

                    (iv)    Wise                             Texas

                  B. As amended by First Amendment to Mortgage, Deed of Trust,
                     Security Agreement, Assignment of Production and Financing Statement covering Borrower's Oil imd Gas Properties located in:

                           County                           State
                           -----                            ------
                 (1)        Cook                             Texas

                (ii)        Denton                           Texas

               (iii)        Montague                         Texas

                (iv)        Wise                             Texas

2.       Security Agreements.

         A       Commercial Security Agreement by and among EBS OIL AND GAS
 PARTNERS PRODUCTION GP LLC, a Texas limited liability company and PETRO CAPITAL II, L.P. as amended by First Amendment to Commercial Security Agreement by and among EBS OIL AND GAS PARTNERS PRODUCTION GP LLC, a Texas limited liability company and PETRO CAPITAL n, L.P., as Collateral Agent.

         B       Commercial Security Agreement by and among EBS OIL AND GAS
 PARTNERS OPERATING COMPANY LP, a Texas limited partnership and PETRO CAPITAL II, L.P., as amended by First Amendment to Commerc~al Security Agreement by and among EBS OIL AND GAS PARTNERS OPERATING C0MPANY LP, a Texas limited partnership and PETRO CAPITAL II, L.P. .

3. Financing Statements

         A. Financing Statement - Borrower

            Jurisdiction: Secretary of State of Texas

         B. Financing Statement - Operating Co.

            Jurisdiction:  Secretary of State of Texas

         C. Financing Statement - Production Co.

            Jurisdiction: Secretary of State of Texas

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE

 May --,2005                                                       $___________

       FOR VALUE RECEIVED, the undersigned, EBS OIL AND GAS PARTNERS PRODUCTION, COMPANY, L.P., a Texas limited partnership ("Maker'), promises to pay to the order of (herein called "Payee", which term shall herein in every instance refer to any owner or holder of this Note) the sum of ($. .00) or so much thereof as may be advanced to Maker by Payee from time to time, together with interest on the principal hereof outstanding until maturity, said principal and interest being payable in lawful money.
  of the United States of America as more particularly provided in that certain Credit Agreement of even .date herewith, be~een between Maker, PETRO CAPITAL II, LP, as administrative agent (the "Administrative Agent') for the financial institutions designated as parties thereto (the "Lenders") and the Lenders (as such may be amended or restated from time to time, the "Credit Agreemenf'). Capitalized terms used, but not otherwise defined, herein shall have the meaning given such terms in the Credit Agreement.

                     Maker may prepay this Note in whole or in part as provided in the Credit Agreement without . being required to pay any penalty or premium for such privilege. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied in Payee's discretion to the principal or interest of this Note or to expenses provided for herein, or any combination of the foregoing.

          Maker and any and all sureties, guarantors and. endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest,. notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (Hi) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Note.

          If any sum payable under this Note or under the Credit Agreement is not paid when due (whether the same becomes due by acceleration or otherwise) and this .Note is placed in the hands of an attorney for collection or enforcement of this Note or the Credit Agreement, or if this Note is collected through any legal pf9ceedings, including, but not limited: to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all reasonable expenses of collection and costs of court.

          Regardless of any provision contained in this Note or any other Loan Document executed or delivered in connection therewith, Payee shall never be deemed to have contracted for or be entitled. to receive, collect or apply as interest on this Note (whether termed interest herein or deemed to be interest by judi~ial determination or operation of law), any amount in excess of the Highest Lawful Rate (hereafter defmed), and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shaH be applied to the reduction of the unpaid principal balance of this Note; and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent pennitted under applicable law, (a) characterize any non principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary pre payments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is unifonn throughout such tenn; provided that if this Note is paid and performed in full prior to the end of the full contemplated tenn hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such ~xcess against the aggregate unpaid principal balance of aU advances made by Payee or any holder hereof under this Note at the time in question. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under this Note or the other Loan Documents or maintained in connection therewith.

          Maker warrants that this Note is executed solely for business or commercial purposes, other than agricultural purposes and warrants that it is specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and under Title I (Truth in Lending Act) and Title V (General Provisions) of the Consumer Credit Protection Act, and that no disclosures are required to be given under such regulations and ederal laws in connection with the above transaction.

          Any check, draft, money order or other instrument given in payment of all or any portion hereof .may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

          Except to the extent required by federal law, this Note shall be governed by and construed under the laws of the State of Texas.

                               EBS   OIL   AND   GAS   PARTNERS   PRODUCTION
                               COMPANY, L.P. a Texas limited partnership,

                               By: EBS Oil and Gas Partners Production GP LLC, its general partner

                               By:
                               James I. Staley, II
                               Member and Board Member

                                         -MAKER

                                   EXHIBIT B

                             FORM OF LETTER IN LIEU

__________________________________
__________________________________
__________________________________


           Attn: Division Order Department

                   Re: Letter in Lieu of Transfer Order

          Gentlemen:

                   EBS OIL AND GAS PARTNERS PRODUCTION COMPANY, L.P., as Mortgagor, has executed the mortgages and f'mancing statements descn1>ed on Exhibit A attached hereto (collectively, the "Mortgage") for the benefit of PETRO CAPITAL II, LP, ("Collateral Agenr), granting a mortgage on and pledging those certain properties and certain specified interests of Mortgagor in said properties (the "Pledged Properties") described in the Mortgage to secure certain obligations also descn1>ed in the Mortgage. Enclosed is a copy of the Mortgage covering the Pledged Properties.

          Exhibit B attached hereto lists the properties which are subject to the Mortgage for which you are accounting to Mortgagor and the decimal interest in production heretofore paid to Mortgagor with respect to its interest in each given property.

         Pursuant to the assignment of production provision in the Mortgage, Mortgagor transferred and assigned all of its interests in the Pledged Properties to Collateral Agent. Therefore, Mortgagor hereby authorizes and instructs you that all future payments attributable to Mortgagor's interest in the Pledged Properties, which would otherwise be paid to Mortgagor, should be made by check payable to:


          Petro Capital II, L.P.
          3838 Oak Lawn Ave.,
          Suite 1775
          Dallas, Texas 75219
          Attn: Tracy Scott Turner
          Phone: (214) 661-7762
          Fax: (214) 661-7760

          until notified in writing by Collateral Agent to discontinue such payments. Also, Mortgagor hereby requests that you change your reco.rds to reflect that Collateral Agent is entitled to the proceeds of production attributable to the Pledged Properties.

               In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, Collateral Agent and Mortgagor agree as follows:

                  1. Mortgagor has heretofore executed Transfer or Division Orders to you covering each of the properties referred to in Exhibit B attached to this letter. This letter is being executed by the undersigned in lieu of execution of separate Transfer or Division Orders. With respect to proceeds from the sale of oil, gas and other hydrocarbons as to which you account hereunder, Collateral Agent agrees that it will be bound by the terms, conditions, warranties and covenants of all such Transfer or Division .Orders heretofore executed by Mortgagor now in force, with the same effect. as though it had executed the originals thereof; provided, however, the aggregate liability of Collateral Agent with respect to any warranty, representation, covenant or indemnification contained therein or in this letter shall be limited to an amount equal to the amounts disbursed by you to Collateral Agent hereunder.

          2. . Mortgagor hereby agrees that you are relieved of any responsibility in connection with the application of the proceeds paid by you to CoUateral Agent as hereinabove specified and payment made by you to Collateral Agent shall be binding and conclusive as between you and Mortgagor.

          In the absence of a question about the enclosed schedule, you are respectfully requested to make disbursement to Collateral Agent as instructed herein and NOT TO SUSPEND OR DELAY any payments by virtue of the assigmnent of production from Mortgagor to Collateral Agent. Should you require additional documentation prior to implementing the manner of disbursement requested herein, notwithstanding the warranties and indemnifications contained hereinabove, please suspend disbursements to Mortgagor, pending execution of such additional documentation as you may reasonably require.

          In order that we may have a record evidencing your. acceptance of this Letter-in-Lieu of Transfer Order, we request that you execute one copy of this letter in the space provided below and return the same to Collateral Agent in the enclosed self-addressed envelope.


  Very  truly yours,

 EBS OIL AND GAS PARTNERS PRODUCTION COMPANY, L.P. a Texas limited partnership,

  By:  EBS OIL AND GAS  PARTNERS  PRODUCTION  GP.,  LLC,  a Texas
 limited liability company, its general partner

 By:

         James I. Staley, II
         Member and Board Member

 Petro  Capital  II,  LP,
 a Texas limited partnership

 By: Petro/EBS Management, LLC, a Texas limited liability company, its General Partner

 By:
 Tracy Scott Turner
 Manager

ACCEPTED this __ day 0f ___, 20__.

___________________________________Purchaser of Production

By:
Name:
Title:

        THE MORTGAGE

   PLEDGED PROPERTIES